As filed with the Securities and Exchange Commission on May 12, 2011
 Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

POLARIS INDUSTRIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1790959
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2100 Highway 55 Medina, Minnesota	55340
(Address of Principal Executive Offices)	(Zip Code)

Polaris Industries Inc. 2007 Omnibus Incentive Plan
(As Amended and Restated April 28, 2011)
(Full Title of the Plan)

Stacy L. Bogart
Vice President – General Counsel and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service:  (763) 542-0500

Copies to:
Amy C. Seidel
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota  55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value(3)	4,000,000 shares	$103.72	$414,880,000	$48,167.57
(1)
This Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of additional shares that may be issued pursuant to the provisions of the plan described herein as the result of any future stock split, stock dividend, or similar adjustment of Polaris Industries Inc.’s outstanding common stock, par value $.01 per share (the “Common Stock”) in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Act”).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the New York Stock Exchange on May 11, 2011.

(3)	Includes an equal number of preferred share purchase rights associated with our Common Stock under a Rights Agreement dated as of April 29, 2010.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement is filed to register 4,000,000 additional shares of the Common Stock of Polaris Industries Inc., a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the Polaris Industries Inc. 2007 Omnibus Incentive Plan (as amended and restated, the “Omnibus Plan”).

An aggregate of 3,167,736 shares of the Registrant’s Common Stock under the Omnibus Plan was previously registered pursuant to a Registration Statement on Form S-8 (No. 333-147799) filed with the Securities and Exchange Commission on December 3, 2007 and a Registration Statement on Form S-8 (No. 333-161919) filed with the Securities and Exchange Commission on September 15, 2009. Such Registration Statements are currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

Item 5.   Interests of Named Experts and Counsel.

Faegre & Benson LLP has given an opinion on the validity of the shares being registered by this Registration Statement.  Faegre & Benson LLP does not have an interest in the Registrant of the type specified in Item 509 of Regulation S-K.

Item 8.   Exhibits.

3.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.

3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

4.1
Amended and Restated Rights Agreement, dated as of April 29, 2010, between the Registrant and Wells Fargo Bank, National Association, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed on April 30, 2010.

5	Opinion of Faegre & Benson LLP, counsel for the Registrant.

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney.

99
Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated effective April 28, 2011, incorporated by reference to Annex A to the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders filed March 10, 2011.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medina, state of Minnesota, on May 11, 2011.

POLARIS INDUSTRIES INC.

By:	/s/ Michael W. Malone
Michael W. Malone
Vice President – Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*	Chairman and Director	May 11, 2011
Gregory R. Palen

*	Chief Executive Officer and	May 11, 2011
Scott W. Wine	Director (Principal Executive Officer)

/s/ Michael W. Malone	Vice President - Finance and Chief Financial	May 11, 2011
Michael W. Malone	Officer (Principal Financial and Accounting Officer)

*	Director	May 11, 2011
Robert L. Caulk

*	Director	May 11, 2011
Annette K. Clayton

*	Director	May 11, 2011
Gary E. Hendrickson

*	Director	May 11, 2011
Bernd F. Kessler

*	Director	May 11, 2011
John R. Menard, Jr.

*	Director	May 11, 2011
R.M. Schreck

*	Director	May 11, 2011
William G. Van Dyke

*	Director	May 11, 2011
John P. Wiehoff

*By:	/s/ Michael W. Malone
Michael W. Malone
Attorney-in-Fact

Michael W. Malone, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.

INDEX TO EXHIBITS

No.	Description	Manner of Filing

3.1	Articles of Incorporation of the Registrant, as amended	Incorporated by reference

3.2	Bylaws of the Registrant	Incorporated by reference

4.1	Amended and Restated Rights Agreement, dated as of April 29, 2010, between the Registrant and Wells Fargo Bank, National Association, as Rights Agent	Incorporated by reference

5	Opinion of Faegre & Benson LLP, counsel for the Registrant	Filed Electronically

23.1	Consent of Faegre & Benson LLP	Included in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Filed Electronically

24	Power of Attorney	Filed Electronically

99	Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated effective April 28, 2011	Incorporated by reference